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                                                                      EXHIBIT 23

                        CONSENT OF INDEPENDENT AUDITORS

     We consent to the incorporation by reference in the Registration Statements (Forms S-8, No. 333-43493, No. 333-43567, and No. 333-43499 and Forms S-3, No.
333-34815, No. 333-29637, No. 333-45345 and No. 333-24799) of our report dated
March 23, 1998 (except for Note 7, as to which the date is April 13, 1998) with respect to the consolidated financial statements and schedule of Graham-Field Health Products, Inc. included in the Annual Report (Form 10-K) for the year ended December 31, 1997.

                                          /s/ Ernst & Young LLP

Melville, New York
April 13, 1998